SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT (THE "AGREEMENT") is entered into as of the 17th day of April, 2000, by and among Interspace Enterprises, Inc., a Delaware corporation ("IEI") and Prudential Overseas Company, Ltd. ("POC") an International Business Corporation.

         WHEREAS, IEI is authorized to issue up to 20,000,000 shares of common stock, $.01 par value ("IEI Common Stock") of which 6,668,200 shares are issued and outstanding; and

         WHEREAS POC ARE OWNERS OF ALL 672,000 ISSUED AND OUTSTANDING shares of common stock of Marathon Marketing Corporation ("MM"); and

         WHEREAS the respective Boards of Directors of IEI and POC believe it to be in the best interests of their respective corporations and shareholders for POC to exchange its shares in MM on a one-for-one basis for shares of common stock of IEI, in order to facilitate the merger of IEI into MM.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

         1. EFFECTIVE DATE. The transactions contemplated by this Agreement shall be completed with an effective date ("Effective Date") no later than April 17, 2000

         2. EXCHANGE OF CAPITAL STOCK OF MM. As of the Effective Date, the shares of MM common stock owned by POC shall be exchanged into shares of IEI Common Stock in the following manner:

                  (a) Each issued and outstanding share of MM Stock held by POC shall, by virtue of this agreement, be exchanged for one fully paid and nonassessable share of IEI common stock;

                  (b) After the Effective Date, POC shall surrender all outstanding certificates representing shares of MM Stock ("Old Certificate") to IEI, and POC shall be entitled upon such surrender to receive in exchange therefor a certificate for that number of shares of IEI Common Stock which POC is entitled to receive under Section 2(a) of this Agreement. Until surrendered as contemplated by this sub-section, each Old Certificate for shares of MM stock shall be deemed at all times after the Effective Date to represent and evidence ownership of that number of shares of IEI Common Stock into which the shares of MM Stock theretofore represented by such Old Certificate shall have been converted pursuant to Section 2(a) hereof.

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         3.  REPRESENTATIONS  AND  WARRANTIES  OF IEI.   In   contemplation   of
this Agreement, IEI does hereby represent, warrant, covenant and agree as follows:

                  (A) ORGANIZATION AND QUALIFICATION. IEI is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged. IEI is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

                  (B) IEI COMMON STOCK. All of the shares of IEI Common Stock to be issued by IEI pursuant to this Agreement shall be and be deemed to be duly and validly authorized and, when issued to the shareholders of POC in exchange for their common stock in MM, are duly and validly issued, fully paid and nonassessable and free and clear of all federal and state issuance, stock and/or company taxes, liens, claims, encumbrances and charges.

         4.  REPRESENTATIONS  AND  WARRANTIES  OF POC.   In   contemplation   of
this Agreement, POC does hereby represent, warrant, covenant and agree as follows:

                  (A) AUTHORITY. POC has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of POC have been or as of the Effective Time will have been duly taken to authorize the execution, delivery, and performance of this Agreement by POC.

                  (B) MM COMMON STOCK. All of the shares of MM Common Stock to be transferred by POC to IEI pursuant to this Agreement shall be and be deemed to be duly and validly authorized and, when transferred to IEI in exchange for IEI common stock, are duly and validly issued, fully paid and nonassessable and free and clear of all federal and state issuance, stock and/or company taxes, liens, claims, encumbrances and charges.

                  (C) PURCHASE FOR INVESTMENT PURPOSES ONLY. POC is acquiring the IEI Common Stock as a result of the exchange for investment purposes only and not with the view to the resale or distribution thereof. POC is an "accredited investor" under the regulations promulgated under the 33Act or otherwise meets one of the definitions for persons entitled to acquire unregistered securities pursuant to an exemption from registration under the 33 Act. Neither POC nor its shareholders have received and/or relied upon any representations or warranties from IEI other than those contained in this Agreement and the attached schedules or exhibits hereto. POC represents and

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warrants that it and its  shareholders  have such  knowledge  and  experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in IEI Common Stock. POC and its shareholders understand and acknowledge that the IEI Common Stock has not been registered under the Act or under any state securities act and are being issued to POC pursuant to an exemption from registration under the Act. The reliance by IEI upon such exemption is predicated upon the representations and warranties of POC contained herein. In this regard, POC and its shareholders understand and agree that there may be affixed to the certificates representing the shares of IEI Common Stock acquired by POC hereunder a legend advising of the unregistered, restricted nature of the shares.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date of the day and year first above written.

                                               Interspace Enterprises, Inc.

                                               BY:/s/Daniel P. Murphy
                                               Daniel P. Murphy, President


                                               Prudential Overseas Company, Ltd.

                                               By:/s/Magaus Timmerby
                                               Magaus Timmerby, President